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                                                                    EXHIBIT 4.39

                 AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT
                 ----------------------------------------------


                                         As of December 8, 1999


Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

         Congress Financial Corporation ("Lender"), Waxman Consumer Products Group Inc., a Delaware corporation ("Waxman Group"), WOC Inc., a Delaware corporation ("WOC"), Western American Manufacturing, Inc., a Delaware corporation ("WAMI"), WAMI Sales, Inc., a Delaware corporation ("WAMI Sales", and together with Waxman Group, WOC and WAMI, each individually, a "Borrower" and collectively, "Borrowers"), Waxman Industries, Inc., a Delaware corporation ("Waxman Industries"), Waxman USA Inc., a Delaware corporation ("Waxman USA") and TWI, International, Inc., a Delaware corporation ("TWI", and together with Waxman Industries and Waxman USA, each individually, a "Guarantor" and collectively, "Guarantors") have entered into certain financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of June 17, 1999, by and among Lender, Borrowers and Guarantors, as amended by this Amendment No. 1 to Loan and Security Agreement (this "Amendment"), dated as of the date hereof; as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").

         Borrowers and Guarantors have requested that Lender increase the amount of the loans available to Borrowers based on the pledge by Waxman USA to Lender of an additional 500,000 shares of capital stock of Barnett Inc. Lender is willing to increase such amount, subject to the terms and conditions contained herein.

         In consideration of the foregoing, and the agreements and covenants contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:



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         1.   DEFINITIONS.

         1.1 ADDITIONAL DEFINITION. As used herein, the term "Amendment No. 1 to Pledge Agreement" shall mean Amendment No. 1 to Pledge and
Security Agreement, dated as of the date hereof, by Waxman (USA) in favor of Lender.

         1.2      AMENDMENTS TO DEFINITIONS.

              (a)  PLEDGED SHARE AVAILABILITY.

                  (i) Section 1.56(a) of the Loan Agreement is hereby amended by deleting the reference to the figure "$75,000" and replacing it with the figure "$150,000".

                  (ii) Section 1.56(b) of the Loan Agreement is hereby amended by deleting the reference to the figure "$5,000,000" and replacing it with the figure "$10,000,000".

              (b) PLEDGED SHARES. Section 1.57 of the Loan Agreement is hereby amended by deleting the clause "consisting of 500,000 of such shares as of the date hereof" appearing at the end of such Section 1.57 and replacing it with the following at the end of such Section: "consisting of 500,000 of such shares as of June 17, 1999 and 500,000 more of such shares as of December 8, 1999, for a total of 1,000,000."

         1.3 INTERPRETATION. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

         2.   CONSENTS.  Notwithstanding anything to the contrary contained in
Section 9.9(d) or 9.9(e) of the Loan Agreement, subject to the terms and conditions contained herein,

         2.1 Lender consents to the amendment to the terms of the Senior Deferred Coupon Note Indenture to permit up to at least $10,000,000 of indebtedness of Waxman Industries and its subsidiaries to be secured by liens on up to at least 1,000,000 shares of Capital Stock of Barnett Inc.

         2.2 Lender consents to the amendment to the terms of the Senior Note Indenture to permit up to at least $10,000,000 of indebtedness of Waxman USA and its subsidiaries to be secured by liens on up to the greater of (x) 1,000,000 shares of Capital Stock of Barnett Inc. and (y) an amount equal to $10,000,000 of the fair value of Barnett Inc. Capital Stock less the amount of Permitted Barnett Secured Indebtedness (as defined in the Senior Note Indenture) permanently prepaid.

         3. AMENDMENT FEE. In addition to all other fees, charges, interests and expenses payable by Borrowers to Lender under the Loan Agreement and the other Financing Agreements,

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Borrowers shall pay to Lender a fee for entering into this Amendment and the transactions referred to herein in the amount of $10,000, which amount is fully earned and payable as of the date hereof and may be charged directly to any of Borrowers' loan account(s) maintained by Lender.

         4. REPRESENTATIONS, Warranties and Covenants. Each Borrower and each Guarantor, jointly and severally, individually and collectively, represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making or providing of any Loans or Letter of Credit Accommodations by Lender to Borrowers:

         4.1 This Amendment has been duly authorized, executed and delivered by Borrowers and Guarantors, and the agreements and obligations of Borrowers and Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their respective terms.

         4.2 Amendment No. 1 to Pledge Agreement has been duly authorized, executed and delivered by Waxman USA, and the agreements and obligations of Waxman USA contained in the Pledge and Security Agreement, dated as of June 17, 1999, by Waxman ((USA) in favor of Lender as amended by Amendment No. 1 to Pledge Agreement constitute legal, valid and binding obligations of Waxman USA enforceable against Waxman USA in accordance with their respective terms.

         4.3 Neither the execution and delivery of this Amendment or Amendment No. 1 to Pledge Agreement, or any other agreements, documents or instruments in connection herewith, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof are in contravention of any law or regulation or any order or decree of any court or governmental instrumentality applicable to Borrowers or Guarantors or any of their respective Subsidiaries in any respect, or conflicts with or result in the breach of, or constitutes a default in any respect under any mortgage, deed of trust, security agreement, agreement or instrument (including, but not limited to, the Senior Note Indenture and the Senior Deferred Coupon Note Indenture) to which any Borrower is a party or may be bound, or violates any provision of the Certificates of Incorporation or By-Laws of Borrowers or Guarantors.

         4.4 No Event of Default or act, condition or event which with notice or passage or time or both would constitute an Event of Default, exists or has occurred and is continuing.

         5. CONDITIONS PRECEDENT. The amendments and consent set forth herein shall be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:


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         5.1 the receipt by Lender of an original of this Amendment, duly authorized, executed and delivered by Borrowers and Guarantors;

         5.2 the receipt by Lender of an original of Amendment No. 1 to Pledge Agreement, duly authorized, executed and delivered by Waxman USA;

         5.3 the receipt by Lender of original stock certificates representing ownership of an additional 500,000 shares of Capital Stock of Barnett Inc., together with stock powers with respect to such stock certificates executed in blank by Waxman USA in respect thereof;

         5.4 the receipt by Lender, in form and substance satisfactory to Lender, of a supplement or amendment to the Senior Note Indenture allowing for the increase in the amount of indebtedness which may be secured by a pledge of shares of Capital Stock of Barnett Inc. and an increase in the amount of the value of shares of Barnett that may be pledged to secure obligations of Waxman USA to Lender, duly authorized, executed and delivered by Waxman USA, the trustee under the Senior Note Indenture and any other parties required to approve such amendment or supplement under the terms of the Senior Note Indenture;

         5.5 the receipt by Lender, in form and substance satisfactory to Lender, of a supplement or amendment to the Senior Deferred Coupon Note Indenture allowing for the increase in the amount of indebtedness which may be secured by a pledge of shares of Capital Stock of Barnett Inc. and an increase in the amount of the value of shares of Barnett that may be pledged to secure obligations of Waxman Industries to Lender, duly authorized, executed and delivered by Waxman Industries, the Senior Deferred Coupon Note Trustee and any other parties required to approve such amendment or supplement under the terms of the Senior Deferred Coupon Note Indenture;

         5.6 all requisite corporate action and proceedings in connection with this Amendment shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities; and

         5.7 no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default.

         6.   GENERAL.

         6.1 EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties

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hereto as of the date hereof. To the extent of conflict between the terms of this Amendment and the Financing Agreements, the terms of this Amendment shall control.

         6.2 FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment.

         6.3 GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

         6.4 BINDING EFFECT. This Amendment is binding upon and shall inure to the benefit of Lender, Borrowers, Guarantors and their respective successors and assigns. Any acknowledgment or consent contained herein shall not be construed to constitute a consent any other or further action by Borrowers or Guarantors or to entitle Borrowers or Guarantors to any other consent. The Loan Agreement and this Amendment shall be read and construed as one agreement

         6.5 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

                           Very truly yours,

                           WESTERN AMERICAN  MANUFACTURING,
                           INC.

                           By: /s/ Mark Wester
                               -----------------------------------
                               Title:  Secretary and Treasurer


                               WAXMAN CONSUMER PRODUCTS
                               GROUP, INC.

                           By:  /s/ Mark Wester
                               -----------------------------------
                               Title:  Treasurer and Assistant Secretary


                       [SIGNATURES CONTINUE ON NEXT PAGE]


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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                           WAXMAN USA INC.

                           By:   /s/ Mark Wester
                               -----------------------------------
                               Title: Vice President-Finance

                           WOC INC.

                           By:   /s/ Mark Wester
                               -----------------------------------
                               Title: Vice President-Finance

                           WAMI SALES, INC.

                           By:   /s/ Mark Wester
                               -----------------------------------
                               Title: Secretary and Treasurer

                           WAXMAN INDUSTRIES, INC.

                           By:   /s/ Mark Wester
                               -----------------------------------
                               Title: Vice President-Finance and Chief
                                      Financial Officer

                           TWI, INTERNATIONAL, INC.

                           By:   /s/ Mark Wester
                               -----------------------------------
                               Title: Secretary and Treasurer

ACCEPTED AND AGREED:

CONGRESS FINANCIAL CORPORATION

By:    Josephine Norris
    -----------------------------
Title:    First Vice President

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